 EXHIBIT 3.13

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20160338763-29
	Filing Date and Time: 07/29/2016 3:41 PM
	Entity Number: E0717912007-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

SINGLEPOINT INC.

2. Description of the original document for which correction is being made:

Certificate of Amendment

3. Filing date of the original document for which correction is being made: 7/26/2016

4. Description of the inaccuracy or defect:

Par Value Shares: 500,000,000 Value: $ 0.0001 Par Value Shares: 30,000,000 Value: $ 0.0001 No Par Value Shares: 0 -- Total Authorized Capital: $ 53,000.00 New Stock Value: Par Value Shares: 1,000,000,000 Value: $ 0.001 Par Value Shares: 30,000,000 Value: $ 0.0001 No Par Value Shares: 0 --

Total Authorized Capital: $ 1,003,000.00

5. Correction of the inaccuracy or defect:

Par Value Shares: 30,000,000 Value: $ 0.0001 No Par Value Shares: 0 -- Total Authorized Capital: $ 1,003,000.00 New Stock Value: Par Value Shares: 1,000,000,000 Value: $ 0.0001 Par Value Shares: 60,000,000 Value: $ 0.0001 No Par Value Shares: 0 --

Total Authorized Capital: $ 106,000.00

6. Signature:

X ______________________
Authorized Signature

C.E.O.
Title *

7-27-2016
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.